EXHIBIT 23.1

Deloitte & Touche LLP
700 Bridgewater Place
333 Bridge Street, NW
Grand Rapids, Michigan 49504-5359

Tel: (616) 336-7900
Fax: (616) 336-7950
www.us.deloitte.com

[Deloitte & Touche Logo]

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-66430 of Spartan Stores, Inc. on Form S-8 of our report dated May 3, 2002, appearing in the Annual Report on Form 10-K of Spartan Stores, Inc. for the year ended March 30, 2002 which is part of such Registration Statement.

/s/DELOITTE & TOUCHE LLP

July 17, 2002